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                                                                    Exhibit 32.1


CERTIFICATIONS OF PRESIDENT AND CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


CERTIFICATIONS

In connection with the Quarterly Report of Nutrition 21, Inc., a New York corporation (the "Company"), on Form 10-Q/A for the quarter ending September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), Gail Montgomery, President and Chief Executive Officer of the Company, and Paul Intlekofer, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350), that to my knowledge:


      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/    Gail Montgomery
-----------------------------
Gail Montgomery
President and Chief Executive Officer
December 24, 2003



/s/     Paul Intlekofer
-----------------------------
Paul Intlekofer
Chief Financial Officer
December 24, 2003


A signed original of this written statement required by Section 906 has been provided to Nutrition 21, Inc. and will be retained by Nutrition 21, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



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